AETHER SYSTEMS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
EXHIBIT 11.1

                                                   Pro Forma Computation of Earnings
                                                            per Common Share
                                                 -------------------------------------
                                                 (in thousands, except per share data)

                                                     Year Ended December 31, 1997
                                                 -------------------------------------
                                                 Net Loss       Shares       Per Share
                                                 --------       ------       ---------
BASIC EPS
Pro forma net loss available to
              common shareholders               $(2,747)        12,656        $(0.22)

EFFECT OF DILUTIVE SHARES
Stock options                                         -              -             -
                                                 ------         ------         -----

DILUTIVE EPS (1)
Pro forma net loss available to
              common shareholders               $(2,747)        12,656        $(0.22)
                                                 ------         ------         -----

                                                      Year Ended December 31, 1998
                                                 -------------------------------------
                                                 Net Loss       Shares       Per Share
                                                 --------       ------       ---------

BASIC EPS
Pro forma net loss available to
              common shareholders
                                                $(4,693)        15,916        $(0.29)

EFFECT OF DILUTIVE SHARES
Stock options
                                                       -             -             -
                                                 ------         ------         -----

DILUTIVE EPS (1)
Pro forma net loss available to
              common shareholders
                                                $(4,693)        15,916        $(0.29)
                                                 ------         ------         -----

                                                     Year Ended December 31, 1999
                                                 -------------------------------------
                                                 Net Loss       Shares       Per Share
                                                 --------       ------       ---------

BASIC EPS
Pro forma net loss available to
              common shareholders
                                               $(30,691)         21,207       $(1.45)

EFFECT OF DILUTIVE SHARES
Stock options
                                                      -               -             -
                                                 ------         ------         -----

DILUTIVE EPS (1)
Pro forma net loss available to
              common shareholders
                                               $(30,691)         21,207       $(1.45)
                                                 ------         ------         -----


                                         Year Ended December 31, 1999 (Pro Forma Consolidated)
                                         ----------------------------------------------------
                                         Net Loss               Shares             Per Share
                                         --------               ------             ---------
BASIC EPS
Pro forma net loss available
        to common shareholders         $(302,742)                25,745               $(11.76)

EFFECT OF DILUTIVE SHARES                      -                      -                     -
stock options
                                        --------                -------               -------

DILUTIVE EPS(1)
Pro forma net loss available to
          common shareholders          $(302,742)                25,745               $(11.76)
                                        --------                -------               -------


                                                   Six Months Ended June 30, 1999
                                         --------------------------------------------------
                                         Net Loss               Shares            Per Share
                                         --------               ------            ---------
BASIC EPS
Pro forma net loss available to
          common shareholders            $(4,320)                19,878                $(0.22)

EFFECT OF DILUTIVE SHARES
Stock options                                  -                      -                     -
                                         -------                 ------             ---------

DILUTIVE EPS(1)
Pro forma net loss available to
          common shareholders            $(4,320)                19,878                $(0.22)
                                        --------                 ------             ---------


                                                            Six Months Ended June 30, 2000
                                         --------------------------------------------------------------------
                                         Net Loss                         Shares                    Per Share
                                         --------                         ------                    ---------

BASIC EPS
Pro forma net loss available to
          common shareholders           $(123,185)                        33,765                      $(3.65)

EFFECT OF DILUTIVE SHARES
Stock options                                   -                              -                           -

Convertible subordinated notes                  -                              -                           -
                                         --------                        -------                     -------

DILUTIVE EPS(1)
Pro forma net loss available to
          common shareholders           $(123,185)                        33,765                      $(3.65)
                                         --------                        -------                     -------


                                       Six  Months Ended June 30, 1999 (Pro Forma Consolidated)
                                       --------------------------------------------------------
                                         Net Loss               Shares            Per Share
                                         --------               ------            ---------
BASIC EPS
Pro forma net loss available to
          common shareholders          $(174,040)                35,369                $(4.92)

EFFECT OF DILUTIVE SHARES
Stock options                                  -                      -                     -

Convertible subordinated notes                 -                      -                     -
                                         -------                 ------             ---------

DILUTIVE EPS(1)
Pro forma net loss available to
          common shareholders          $(174,040)                35,369                $(4.92)
                                        --------                 ------             ---------

1. Options and warrants to purchase approximately 1.000 million, 1.559 million,
4.077 million and 4.836 million shares of common stock were outstanding during 1997, 1998, 1999 and 2000 and pro formas for 1999 and 2000, respectively. Additionally in 2000, convertible subordinated notes convertible into 1.27 million shares of common stock were outstainding. These shares were excluded from the computation of pro forma diluted earnings per share because the effect would have been antidilutive.